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                                                                  EXHIBIT 10.5.3
                            SUPPLEMENTAL AGREEMENT TO
                       DEALER SALES AND SERVICE AGREEMENT
                            (PUBLICLY TRADED COMPANY)

     THIS SUPPLEMENTAL AGREEMENT (this "Supplemental Agreement"), dated as of December 27, 1996, is entered into among Lithia HPI, Inc. ("Dealer"). Lithia Motors, Inc, ("Public Company") and American Isuzu Motors Inc. ("Distributor).

     WHEREAS, contemporaneously herewith, Distributor and Dealer are entering into a Dealer Sales and Service Agreement (the "Dealer Agreement") which authorizes Dealer to conduct dealership operations from the Dealership locations identified in the Dealer Agreement;

     WHEREAS, the organization and ownership of Dealer is such that the terms of the Dealer Agreement are not wholly adequate to address the legitimate business needs and concerns of Distributor and Dealer; and

     WHEREAS, Distributor and Dealer have entered into the Dealer Agreement in consideration for and in reliance upon certain understandings, assurances and representations which the parties wish to document.

     NOW, THEREFORE, in consideration of the premises and mutual covenant contained herein, the parties hereby agree as follows:

     1.   LIMITATIONS UPON CHANGE OF EXECUTIVE MANAGER

          A. DESIGNATION OF EXECUTIVE MANAGER. As set forth in Section 4 of the Dealer Agreement, Sidney B. DeBoer shall Executive Manager of Dealer. Dealer agrees that Executive Manager shall have complete and irrevocable authority to make all decisions, and enter into any and all necessary business commitments, required in the normal course of conducting dealership operations on behalf of Dealer. Dealer shall not revoke, modify or otherwise impose limitations upon such authority without the prior written consent of Distributor.

          B. CHANGE OF EXECUTIVE MANAGER. Without limiting the restrictions set forth in the Dealer Agreement, the removal or withdrawal of Executive Manager with Distributor's prior written consent shall constitute grounds for termination of the Dealer Agreement, subject to applicable law.

          2.     LIMITATIONS UPON CHANGES IN OWNERSHIP

          A. CHANGE IN OWNERSHIP. Dealer and Public Company hereby represent and warrant that (i) Dealer is a wholly-owned subsidiary of Public Company, (ii) at least 55% of the capital stock of Public Company is owned by Lithia Holding, LLC (Holding Company), and (iii) the membership interests in Holding Company are held as follows: M.L. Dirk Heimann - 34.875%, Sidney B. DeBoer -58.125%, and R. Bradford Gray - 7%. Given the control of Public Company over Dealer, the control of Holding Company over Public Company, and the control of the above-named individuals over Holding Company, and Distributor's strong interest in assuring that those who own and control Distributor's dealerships have interests consistent with those of Distributor, Dealer and Public Company agree that (i) any change in the ownership of Dealer or Holding Company, or (ii) the acquisition by any person or entity (other than Holding Company) of more then 20% of the issued and outstanding capital stack of Public. Company, shall be consider a change in ownership of Dealer under the terms of the Dealer Agreement, and shall be subject to the provisions of the Dealer Agreement and subparagraph B below.

          B. DISTRIBUTOR'S RIGHTS UPON CHANGE IN OWNERSHIP. Upon the occurrence of any event described in subparagraph A above, if Distributor reasonably concludes that the transferee or acquiring person or entity does not have interests compatible with those of Distributor or is otherwise not qualified to have an ownership interest in the dealerships at the Dealership Locations, then within 90 days of receipt of written notice from Distributor, Dealer agrees to: (i) transfer the assets associated with Dealer to a third party acceptable to the Distributor, (ii) voluntarily terminate the Dealer Agreement, or (iii) provide evidence to Distributor that such person or entity no longer has such an ownership interest in Public Company. In the event that Dealer enters into an agreement to transfer its assets to a third party as set forth in (i) above, Distributor shall have a right of person or entity no longer has such an ownership interest in Public Company. In the event that Dealer enters into an agreement to transfer its assets to a third party as set forth in (i) above, Distributor shall have a right of

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first refusal to purchase such assets in accordance with the terms and procedures set forth in subparagraph C below. Dealer and Public Company agree that if an ownership interest is acquired in Public Company by a person or entity which notifies Public Company via Schedule 13D filed with the Securities and Exchange Commission, Dealer shall advise Distributor in writing, and attach a copy of that Schedule.

          C. EXERCISE OF RIGHT OF FIRST REFUSAL. Prior to exercising its right of first refusal pursuant to subparagraph B above, Distributor shall have a reasonable opportunity to inspect the assets, including real estate, before making its decision. If Dealer has entered into a bona fide written buy/sell agreement, the purchase price and other terms of sale shall be those set forth in such agreement and any related documents, unless Dealer and Distributor agree to other terms. Upon Distributor request, Dealer agrees to provide all documents relating to the proposed transfer. If Dealer refuses to provide such documentation or states that such documents do not exist, it will be presumed that the agreement is not bona fide. In the absence of a bona fide written buy/sell agreement, the purchase price of the dealership assets will be determined by good faith negotiations by Dealer and Distributor. If agreement cannot be reached within a reasonable time, the price and other terms of sale shall be established by arbitration according to the rules of the American Arbitration Association. Dealer agrees to transfer the assets by Warranty Deed where possible, conveying marketable title free and clear of liens and encumbrances. The Deed will be in proper form for recording and Dealer will deliver complete possession of the assets when the Deed is delivered. Dealer will also furnish copies of any easements, licenses or other documents affecting the property and assign any permit or licenses necessary for the conduct of Dealers operations. Distributor's rights under this section may be assigned to any third party and in connection with any such assignment, Distributor will guarantee full payment of the purchase price by the assignee.

     3.   LIMITATIONS UPON NUMBER AND LOCATIONS OF DEALERSHIPS

          Dealer and Public Company agree to be bound by the provisions of Distributors standard policies in effect from time to time which limit the number and locations of Distributor's dealerships which may be owned by Dealer and/or its parent companies, subsidiary companies and companies under common control with it. Dealer shall provide such documentation as is reasonably requested by Distributor regarding the ownership interests of all such persons and entities in Distributor's dealerships. In the event that Dealer or Public Company shall acquire ownership or control of more than one of Distributor's dealerships, then Dealer and/or Public Company shall obtain separate motor vehicle licenses, and shall maintain separate financial statements for each dealership.

     4.   WORKING CAPITAL REQUIREMENTS

          Dealer shall maintain, at all times, sufficient working capital to meet or exceed the minimum net working capital standards for Dealer as determined from time to time by Distributor consistent with its standard policies. Dealer shall provide such documentation as is reasonably requested by Distributor to assure compliance with this requirement. Public Company agrees to submit an annual consolidated balance sheet for the combined dealership operations of Public Company. Public Company agrees, upon Distributor's request, to provide Distributor with copies of the materials filed by Public Company with the Securities and Exchange Commission.

     5.   INDEMNITY

          Public Company agrees to indemnity and hold Distributor harmless from and against any and all claims, liabilities, losses, damages, costs and expenses arising out of or in connection with the sale of stock in Public Company. Public Company further agrees to indemnify and hold Distributor harmless from and against any and all claims of the shareholder of Public Company, and all liabilities, losses, damages, costs and expenses incurred in connection therewith, unless a final determination is made that Distributor was in fact liable for such claims, liabilities, losses, damages, costs or expenses.

     6.   MISCELLANEOUS

          A. EFFECT OF SUPPLEMENTAL AGREEMENT. The parties agree that this Supplemental Agreement is intended to supplement the terms of the Dealer Agreement and not to limit the rights and obligations of the parties contained therein. This Supplemental Agreement is hereby incorporated into the Dealer Agreement and made a part thereof. In the event that any of the provisions of this Supplemental Agreement are in actual conflict with other provisions of the Dealer Agreement, the provisions of contained in this Supplemental Agreement shall govern. In the event that the policies of Distributor with regard to the issues

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address herein are hereinafter modified, the parties agree to review such modifications to determine whether modifications of this Supplemental Agreement are appropriate.

          B. CONSTRUCTION. This Supplemental Agreement shall be governed by and construed in accordance with the laws of the State of California. The failure of either party to enforce any of the provisions of this Supplemental Agreement or the failure to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions or elections. All capitalized terms used herein and not defined herein shall have the meanings set forth in the Dealer Agreement.

          C. ALTERNATIVE DISPUTE RESOLUTION. In the event of any dispute between the parties regarding the Dealer Agreement or this Supplemental Agreement, Dealer and Public Company agrees to participate in any alterative dispute resolution procedures specified in the standard policies of Distributor. Upon final determination through such dispute resolution, each party shall have recourse to a review de novo by the appropriate state court or administrative agency consistent with the provisions of state law. The parties agree that should a party making such appeal lose the issues presented on appeal, then that party shall pay the reasonable expenses, including reasonable attorneys' fees, of the other party for the defense of such de novo review.

          D. NO THIRD PARTY BENEFICIARIES. Nothing in this Supplemental Agreement or the dealer Agreement shall be construed to confer any rights upon any person not a party hereto or thereto, nor shall it create in any party an interest as a third party beneficiary of this Supplemental Agreement or the Dealer Agreement. Dealer and Public Company agree to indemnify and hold harmless Distributor, its affiliates, subsidiaries, directors, officers, employees, agents and representatives from and against all claims, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees) arising from or in connection with any action by a third party in its capacity as a stockholder of Public Company other than through a derivative stockholder suit authorized by the Board of Directors of Public Company.

          E. CONDITION PRECEDENT. Notwithstanding anything to the contrary contained herein, the parties acknowledge that the provisions of this Supplemental Agreement shall not be applicable until such time a Public Company completes a public offering of its stock.

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IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS SUPPLEMENTAL AGREEMENT
EFFECTIVE AS OF THE DATE SET FORTH IN THE INTRODUCTORY PARAGRAPH HEREOF.


AMERICAN ISUZU MOTORS INC.              LITHIA HPI, INC.


By:                                          By:
   ------------------                             -----------------
     J.T. Maloney                                Sidney B. DeBoer
Title:                                       Title:
     ----------------                             -----------------

                                             By:
                                                  -----------------
                                                 Manfred L. Heimann
                                             Title:
                                                  -----------------


                                        LITHIA MOTORS, INC.

                                             By:
                                                  -----------------
                                                 Sidney B. DeBoer
                                             Title:
                                                  -----------------


                                             By:
                                                  -----------------
                                                 Manfred L. Heimann
                                             Title:
                                                  -----------------

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